Exhibit 16.1

December 21, 2005

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Reptron Electronics, Inc.

File No. 000-23426

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Reptron Electronics, Inc., dated December 21, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP